Filed Pursuant to Rule 424(b)(5)

Registration File No. 333-237390

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
0.309% Notes due 2023	$1,250,000,000	100.000%	$1,250,000,000	$136,375
0.584% Notes due 2024	$1,250,000,000	100.000%	$1,250,000,000	$136,375
1.550% Notes due 2028	$1,250,000,000	99.683%	$1,246,037,500	$135,943
2.000% Notes due 2031	$1,250,000,000	99.559%	$1,244,487,500	$135,774
Total	$5,000,000,000		$4,990,525,000	$544,467

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 26, 2020)

$5,000,000,000

NVIDIA CORPORATION

$1,250,000,000 0.309% Notes due 2023

$1,250,000,000 0.584% Notes due 2024

$1,250,000,000 1.550% Notes due 2028

$1,250,000,000 2.000% Notes due 2031

The 0.309% notes due 2023, which we refer to as the “2023 notes,” will mature on June 15, 2023, the 0.584% notes due 2024, which we refer to as the “2024 notes,” will mature on June 14, 2024, the 1.550% notes due 2028, which we refer to as the “2028 notes,” will mature on June 15, 2028, and the 2.000% notes due 2031, which we refer to as the “2031 notes,” will mature on June 15, 2031. We refer to the 2023 notes, the 2024 notes, the 2028 notes and the 2031 notes collectively as the “notes.”

We will pay interest semi-annually on the 2024 notes on June 14 and December 14 of each year, beginning on December 14, 2021. We will pay interest semi-annually on the 2023 notes, the 2028 notes and the 2031 notes on June 15 and December 15 of each year, beginning on December 15, 2021.

We may redeem the notes of each series in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.”

The notes will be unsecured obligations of ours and rank equally with our existing and future unsecured senior indebtedness. The notes will be issued only in registered book-entry form and in denominations of $2,000 and integral multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

Investing in the notes involves risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts(2)	Proceeds, Before Expenses, to Us(1)
Per 2023 Note	100.000%	0.050%	99.950%
2023 Notes Total	$1,250,000,000	$625,000	$1,249,375,000
Per 2024 Note	100.000%	0.070%	99.930%
2024 Notes Total	$1,250,000,000	$875,000	$1,249,125,000
Per 2028 Note	99.683%	0.150%	99.533%
2028 Notes Total	$1,246,037,500	$1,875,000	$1,244,162,500
Per 2031 Note	99.559%	0.175%	99.384%
2031 Notes Total	$1,244,487,500	$2,187,500	$1,242,300,000

(1)	Plus accrued interest, if any, from June 16, 2021.
(2)	The underwriters have agreed to reimburse us for certain expenses. See “Underwriting.”

The notes will be ready for delivery in book-entry form on or about June 16, 2021, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York.

Joint Book Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC	Citigroup

Co-Managers

HSBC	US Bancorp	Wells Fargo Securities

Academy Securities	Siebert Williams Shank

The date of this prospectus supplement is June 14, 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us and our financial performance and condition. The second part is the accompanying prospectus dated March 26, 2020, which is part of our Registration Statement on Form S-3. The accompanying prospectus provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which do not apply to this offering. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

We have not, and the underwriters have not, authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission, or the SEC. Neither we nor the underwriters take responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained in any document incorporated by reference herein or therein is correct as of any time subsequent to the date of such document.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021 under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements as predictions of future events. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and notes to those financial statements. Please read “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021 and in the other documents incorporated by reference, including other documents that we subsequently file with the SEC for more information about important risks that you should consider before investing in the notes. Except as otherwise indicated, all references in this prospectus supplement to “NVIDIA” “we,” “our” and “us” refer to NVIDIA Corporation and its consolidated subsidiaries.

NVIDIA Corporation

NVIDIA pioneered accelerated computing to help solve the most challenging computational problems. Since our original focus on PC graphics, we have expanded to several other large and important computationally intensive fields. Fueled by the sustained demand for exceptional 3D graphics and the scale of the gaming market, NVIDIA has leveraged its GPU architecture to create platforms for scientific computing, artificial intelligence, or AI, data science, autonomous vehicles, or AV, robotics, and augmented and virtual reality, or AR and VR.

The GPU was initially used to simulate human imagination, enabling the virtual worlds of video games and films. Today, it also simulates human intelligence, enabling a deeper understanding of the physical world. Its parallel processing capabilities, supported by up to thousands of computing cores, are essential to running deep learning algorithms. This form of AI, in which software writes itself by learning from data, can serve as the brain of computers, robots and self-driving cars that can perceive and understand the world. GPU-powered deep learning is being adopted by thousands of enterprises to deliver services and products that would have been impossible with traditional coding.

NVIDIA has a platform strategy, bringing together hardware, software, algorithms, libraries, systems, and services to create unique value for the markets we serve. While the requirements of these end markets are diverse, we address them with a unified underlying architecture leveraging our GPUs and software stacks. The programmable nature of our architecture allows us to support several multi-billion-dollar end markets with the same underlying technology by using a variety of software stacks developed either internally or by third party developers and partners. The large and growing number of developers across our platforms strengthens our ecosystem and increases the value of our platform to our customers.

Innovation is at our core. We have invested over $24 billion in research and development since our inception, yielding inventions that are essential to modern computing. Our invention of the GPU in 1999 defined modern computer graphics and established NVIDIA as the leader in visual computing. With our introduction of the CUDA programming model in 2006, we opened the parallel processing capabilities of the GPU for general purpose computing. This approach significantly accelerates the most demanding high-performance computing, or HPC, applications in fields such as aerospace, bio-science research, mechanical and fluid simulations, and energy exploration. Today, our GPUs power many of the fastest supercomputers across the world. In addition, the massively parallel compute architecture of our GPUs and associated software are well suited for deep learning and machine learning, powering the era of AI. While traditional CPU-based approaches no longer deliver advances on the pace described by Moore’s Law, we deliver GPU performance improvements on a pace ahead of Moore’s Law, giving the industry a path forward.

Gamers choose NVIDIA GPUs to enjoy immersive, increasingly cinematic virtual worlds. GPUs also help underpin the world’s fastest growing spectator sport, eSports, which attracts hundreds of millions of viewers to watch top-quality gaming. In addition to serving the growing number of gamers, the market for gaming GPUs is expanding as a result of the burgeoning population of live streamers, broadcasters, artists and creators.

Researchers use our GPUs to accelerate a wide range of important applications, from simulating molecular dynamics to weather forecasting. With support for more than over 600 applications—including the top 15 HPC applications—NVIDIA GPUs enable some of the most promising areas of discovery, from weather prediction to materials science and from wind tunnel simulation to genomics. NVIDIA GPUs power the top supercomputers in the United States and Europe. Including GPUs and networking, NVIDIA powers nearly 70%, and 8 of the top 10, supercomputers on the global TOP500 list.

The world’s leading cloud service providers and consumer internet companies use our GPUs to enable, accelerate or enrich the services they deliver to billions of end-users, including search, social networking, online shopping, live video, translation, AI assistants, navigation, and cloud computing.

A rapidly growing number of enterprises and startups across a broad range of industries use our GPUs and AI software to bring automation to the products and services they build. For example, the transportation industry is turning to our platforms for AV; the healthcare industry is leveraging them for enhanced medical imaging and accelerated drug discovery; and the financial services industry is using them for fraud detection.

Professional designers use our GPUs to create visual effects in movies and design products ranging from soft drink bottles to commercial aircraft.

Headquartered in Santa Clara, California, we were incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Our principal executive offices are located at 2788 San Tomas Expressway, Santa Clara, California 95051, and our telephone number is (408) 486-2000. We maintain a website at www.nvidia.com. The information on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	NVIDIA Corporation

Securities Offered	$1,250,000,000 aggregate principal amount of 0.309% notes due 2023.

$1,250,000,000 aggregate principal amount of 0.584% notes due 2024.

$1,250,000,000 aggregate principal amount of 1.550% notes due 2028.

$1,250,000,000 aggregate principal amount of 2.000% notes due 2031.

Maturity Dates	2023 notes—June 15, 2023.

2024 notes—June 14, 2024.

2028 notes—June 15, 2028.

2031 notes—June 15, 2031.

Interest Rates	2023 notes—0.309% per year.

2024 notes—0.584% per year.

2028 notes—1.550% per year.

2031 notes—2.000% per year.

Interest Payment Dates	Interest will be paid on the 2024 notes semi-annually on June 14 and December 14 of each year, beginning on December 14, 2021. Interest will be paid on the 2023 notes, the 2028 notes and the 2031 notes semi-annually on June 15 and December 15 of each year, beginning on December 15, 2021.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $4.98 billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of indebtedness. See “Use of Proceeds.”

Sinking Fund	None.

Optional Redemption	We may redeem the notes of each series for cash in whole, at any time, or in part, from time to time, prior to maturity, at the respective redemption prices described under “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event

Upon the occurrence of both (1) a change of control of us and (2) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc. and S&P Global Ratings within a specified period, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Change of Control Repurchase Event.”

Covenants	We will issue the notes under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture includes certain covenants, including limitations on our ability to:

•	create liens on our assets;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with another entity.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants” in this prospectus supplement, under “Consolidation, Merger or Sale” in the accompanying prospectus and in the indenture.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. All existing and future liabilities of our subsidiaries will be effectively senior to the notes.

The indenture does not limit the amount of debt we may incur.

Additional Issues	We may create and issue additional notes with the same terms (except for the issue date, the public offering price, the first interest payment date (under certain circumstances) and the payment of interest accruing prior to the issue date of such additional notes) as one or more series of the notes so that such additional notes shall be consolidated and form a single series with the notes of the corresponding series, provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

Listing	The notes are new issues of securities with no established trading market. The notes are not, and are not expected to be, listed on any national securities exchange or included in any automated dealer quotation system.

Denominations	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021 as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risk factors set forth below, including the risks related to the notes, as well as the risk factors related to our business and operations described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021 under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

A significant portion of our operations are conducted through our subsidiaries. None of our subsidiaries is a guarantor of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes are effectively subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims.

In addition, we derive a significant portion of our revenues from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries currently have or may incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of our subsidiaries may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture governing the notes contains only limited protections for holders of the notes. The indenture does not contain financial covenants or restrictions on debt incurrence by us or our subsidiaries. The indenture also does not limit our or our subsidiaries’ ability to issue or repurchase securities, pay dividends or engage in, or to otherwise be a party to, a variety of corporate transactions. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes. In addition, the covenants in the indenture restricting our ability to create liens on our assets, enter into sale and leaseback transactions and merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants” in this prospectus supplement, under “Consolidation, Merger or Sale” in the accompanying prospectus and in the indenture.

Our debt service obligations, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may adversely affect our financial condition and cash flows from operations.

As of May 2, 2021, we had $7.0 billion aggregate principal amount of senior notes outstanding prior to the issuance of the notes being offered hereby. As each series of senior notes matures and the notes offered hereby mature, unless earlier redeemed or repurchased, we will have to expend significant resources to either repay or refinance notes. If we decide to refinance the notes, we may be required to do so on different or less favorable terms or we may be unable to refinance the notes at all, both of which may adversely affect our financial condition.

We also have entered into a credit agreement that expires in October 2021 under which we may borrow up to $575.0 million and, subject to obtaining new commitments from lenders under the credit agreement, may borrow up to an additional $425.0 million under revolving loan commitments. We also have a $575.0 million commercial paper program. As of May 2, 2021, we had not borrowed any amounts under the credit agreement or issued any commercial paper. Maintenance of our indebtedness, contractual restrictions, and additional issuances of indebtedness could:

•	cause us to dedicate a substantial portion of our cash flows from operations towards debt service obligations and principal repayments;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	impair our ability to obtain future financing for working capital, capital expenditures, acquisitions, general corporate or other purposes; and

•

due to limitations within the debt instruments, restrict our ability to grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of us and our subsidiaries, taken as a whole, materially change our business or incur subsidiary indebtedness, subject to customary exceptions.

We are required to comply with the covenants set forth in our indenture and credit agreement. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the note holders or lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Under certain circumstances, if our credit ratings are downgraded or other negative action is taken, the interest rate payable by us on any borrowings under our credit agreement could increase. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. Moreover, even if markets for the notes develop, the notes could trade at substantial discounts from their face amounts. If no active trading markets develop, or if market conditions change, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by rating agencies, the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In particular, if prevailing interest rates increase, the market price of the notes would be adversely affected.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and there can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The Change of Control Repurchase Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Repurchase Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by each of Moody’s Investors Service, Inc. and S&P Global Ratings. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

You may not be able to determine when a Change of Control has occurred.

As described under “Description of Notes—Change of Control Repurchase Event,” the definition of Change of Control, which is a condition precedent to a Change of Control Repurchase Event, includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which may result in a default under the notes and other indebtedness.

Unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes upon the occurrence of a Change of Control Repurchase Event. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing our other indebtedness.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.98 billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of indebtedness.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and capitalization on a consolidated basis as of May 2, 2021. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes and the receipt of the net proceeds (after deducting underwriting discounts and estimated offering expenses payable by us) from the issuance of the notes offered hereby. You should read this table in conjunction with our condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At May 2, 2021
	Actual	As Adjusted
	(unaudited, in millions, except par value)
Cash, cash equivalents and marketable securities	$12,667	$17,644

Debt:
2.20% Notes due 2021	$1,000	$1,000
3.20% Notes due 2026	1,000	1,000
2.85% Notes due 2030	1,500	1,500
3.50% Notes due 2040	1,000	1,000
3.50% Notes due 2050	2,000	2,000
3.70% Notes due 2060	500	500
0.309% Notes due 2023 offered hereby	—	1,250
0.584% Notes due 2024 offered hereby	—	1,250
1.550% Notes due 2028 offered hereby	—	1,250
2.000% Notes due 2031 offered hereby	—	1,250
Unamortized debt discount and issuance costs	(37)	(60)

Total debt(1)	6,963	11,940

Shareholders’ equity:
Preferred stock, par value $0.001; authorized 2 shares; none outstanding	—	—
Common stock, par value $0.001; authorized 2,000 shares; issued 969 shares and outstanding 623 shares	1	1
Additional paid-in capital	9,280	9,280
Treasury stock, at cost	(11,242)	(11,242)
Accumulated other comprehensive income	14	14
Retained earnings	20,721	20,721

Total shareholders’ equity	18,774	18,774

Total capitalization	$25,737	$30,714

(1)

We have a credit agreement that expires in October 2021 under which we may borrow up to $575.0 million and, subject to obtaining new commitments from lenders under the credit agreement, may borrow up to an additional $425.0 million under revolving loan commitments. We also have a $575.0 million commercial paper program. As of May 2, 2021, we had not borrowed any amounts under the credit agreement or issued any commercial paper.

DESCRIPTION OF NOTES

This description of the notes being offered hereby supplements and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture dated as of September 16, 2016 (as supplemented by an officers’ certificate with respect to the notes, the “Indenture”) between us and Wells Fargo Bank, National Association, as trustee, in the accompanying prospectus. The notes will be “Senior Debt Securities,” as that term is used in the accompanying prospectus.

The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to, and qualified in their entirety by reference to, the detailed provisions of the form of each series of notes, the Indenture and any supplemental indenture, officers’ certificate or similar document related to such series of notes. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as well as the form of each series of notes and the Indenture and any supplemental indenture, officers’ certificate or similar document related to such series of notes.

For purposes of this description, references to “we,” “our” and “us” refer only to NVIDIA Corporation and not to its subsidiaries.

General

The 2023 notes, the 2024 notes, the 2028 notes and the 2031 notes will each be issued as a separate series of debt securities under the Indenture.

We will issue the notes in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereafter. We do not intend to apply for the listing of the notes on a national securities exchange or for quotation of the notes on any automated dealer quotation system. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

We may, without the consent of any holders of the notes, create and issue additional notes with the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) as one or more series of the notes. The additional notes will form a single series with the outstanding notes of the corresponding series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Maturity and Interest

The 2023 notes will mature on June 15, 2023, the 2024 notes will mature on June 14, 2024, the 2028 notes will mature on June 15, 2028 and the 2031 notes will mature on June 15, 2031. The 2023 notes will bear interest at 0.309% per annum, the 2024 notes will bear interest at 0.584% per annum, the 2028 notes will bear interest at 1.550% per annum and the 2031 notes will bear interest at 2.000% per annum. We will pay interest on the 2024 notes semi-annually in arrears on June 14 and December 14 of each year, beginning on December 14, 2021, to the persons in whose name the notes are registered at the close of business on the immediately preceding May 31 or November 30 (whether or not such record date is a business day). We will pay interest on the 2023 notes, the 2028 notes and the 2031 notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021, to the persons in whose name the notes are registered at the close of business on the immediately preceding June 1 or December 1 (whether or not such record date is a business day). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Payments of principal, premium, if any, and interest to owners of book-entry interests (as described below) are expected to be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time. If any interest payment date, the maturity date, any redemption date, or any earlier required repurchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Ranking

The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations from time to time outstanding. However, the notes are structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes.

Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries. As of May 2, 2021, our subsidiaries had no unsecured indebtedness outstanding, excluding trade payables and intercompany obligations. After giving effect to this offering, we would have had $12.0 billion of consolidated indebtedness outstanding as of May 2, 2021. This amount includes the full principal amount outstanding under our 2.20% Notes due 2021, 3.20% Notes due 2026, 2.85% Notes due 2030, 3.50% Notes due 2040, 3.50% Notes due 2050 and 3.70% Notes due 2060 as of May 2, 2021. In addition, as of May 2, 2021 we had (i) $575.0 million of available borrowing capacity under our credit agreement that expires in October 2021 and, subject to obtaining new commitments from lenders under the credit agreement, may borrow up to an additional $425.0 million under revolving loan commitments and (ii) $575.0 million in available issuance capacity under our commercial paper program.

Optional Redemption

Prior to the Applicable Par Call Date, we may redeem any series of notes, in whole at any time or in part from time to time, at our option, for cash, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; or

(2)

an amount determined by the Quotation Agent equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such series of notes matured on the Applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 5 basis points with respect to the 2023 notes, 5 basis points with respect to the 2024 notes, 7.5 basis points with respect to the 2028 notes and 10 basis points with respect to the 2031 notes;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Calculation of the redemption price will be made by us or on our behalf by such person as we shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the trustee.

In addition, on or after the Applicable Par Call Date, we may redeem any series of notes, in whole at any time or in part from time to time, at our option, for cash, at a redemption price equal to 100% of the principal amount of such series of notes, plus accrued and unpaid interest to, but not including, the redemption date.

The principal amount of any note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

“Applicable Par Call Date” means (1) with respect to the 2023 notes, June 15, 2022, (12 months prior to the maturity date of the 2023 notes), (2) with respect to the 2024 notes, June 14, 2023, (12 months prior to the maturity date of the 2024 notes), (3) with respect to the 2028 notes, April 15, 2028, (2 months prior to the maturity date of the 2028 notes), and (4) with respect to the 2031 notes, March 15, 2031 (3 months prior to the maturity date of the 2031 notes).

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes of the applicable series to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us to act as the Quotation Agent from time to time.

“Reference Treasury Dealer” means (1) Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price on such redemption date.

Notice of any redemption will be mailed (or, in the case of notes held in book-entry form, be transmitted electronically) at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed, except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the notes or a satisfaction and discharge of the Indenture as described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected by the trustee by lot or in accordance with DTC procedures.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have previously exercised our right to redeem the notes of a series in whole as described above, we will be required to make an offer to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of an impending Change of Control, we will send a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to our offer;

•	deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee for cancellation the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly send (or, in the case of notes held in book-entry form, transmit electronically) to each holder of notes properly tendered the repurchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unrepurchased portion of any notes surrendered; provided, that each new note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer or (ii) a valid notice of redemption of all of the notes has been given, or will be given contemporaneously with the Change of Control Repurchase Event in accordance with “—Optional Redemption”. In addition, we will not repurchase notes if the notes have been accelerated following the occurrence of an event of default, other than an acceleration following a default in the payment of the aggregate purchase price upon a Change of Control Repurchase Event.

Certain Definitions

Set forth below are certain definitions related to the Change of Control Repurchase Event:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ours and our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (3) the adoption of a plan by our board of directors relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) we become a wholly-owned subsidiary of a holding company and (b) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of NVIDIA’s voting stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Certain Covenants

Limitation on Liens

We will not, and will not permit any of our domestic wholly-owned subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be secured by a Lien ranking equal to and ratably with (or, at our option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing on the closing date of the offering of the notes;

•	Liens created in favor of the holders of the notes;

•	Liens in favor of us or any of our subsidiaries;

•

(a) Liens given to secure (or to secure Indebtedness incurred or guaranteed by us or any of our domestic wholly-owned subsidiaries for the purpose of financing) the payment of all or any portion of the purchase price for the acquisition (including acquisition through merger or consolidation or the acquisition of a Person directly or indirectly owning such property) of any Principal Property, including capital lease or purchase money transactions in connection with any such acquisition, or all or any portion of the cost of refurbishment, improvement, expansion, renovation, development or construction of any Principal Property; provided that with respect to this clause (a), the Liens shall be given prior to, at the time of or within 18 months after such acquisition, or completion of such refurbishment, improvement, expansion, renovation, development or construction, or the full operation of such Principal Property, whichever is latest, and shall attach solely to such Principal Property (including any refurbishments, improvements, expansions, renovations, development or construction thereof or then or thereafter placed thereon) and any proceeds thereof; and (b) Liens existing on all or any portion of any Principal Property at the time of acquisition thereof (including acquisition through merger or consolidation or the acquisition of a Person then directly or indirectly owning such property) whether or not such existing Liens were given to secure (or to secure Indebtedness incurred or guaranteed by us or any of our domestic wholly-owned subsidiaries for the purpose of financing) the payment of the purchase price of such property;

•

Liens on any Principal Property in favor of the United States of America or any state thereof, or in favor of any other country, or any political subdivision, department, agency or instrumentality thereof to secure progress or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed for the purpose of financing all or any portion of the cost of acquiring, refurbishing, improving, expanding, renovating, developing or constructing such Principal Property, including Liens incurred in connection with pollution control, industrial revenue or similar financing;

•	Liens imposed by law, such as carrier’s, warehousemen’s and mechanic’s liens or other similar Liens (including pledges or deposits) arising in the ordinary course of business;

•

Liens to secure the performance of bids, trade or commercial contracts (including insurance contracts), government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, public, statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or other customs, duties, liabilities to insurance carriers or for the payment of rent and Liens to secure letters of credit, guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

•

Liens consisting of easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of our business and the business of our subsidiaries, taken as a whole

•	Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards;

•

Liens for certain taxes or assessments, landlord’s Liens and Liens and charges, in each case (i) not yet due or payable or subject to penalties for non-payment or which we are contesting in good faith by appropriate proceedings and (ii) incidental to the conduct of the business or the ownership of our assets or those of any subsidiary;

•	Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

•

Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code (or any successor statute); and

•

Liens which are incurred to extend, renew, substitute, refinance, refund or replace (and successive extensions, renewals, substitutions, refinancings, refundings or replacements) any Lien or any Indebtedness which is secured by any Lien (including any premium required to be paid and costs and expenses incurred in connection with such extensions, renewals, substitutions, refinancings, refundings or replacements), permitted to be created or incurred under the Indenture.

Notwithstanding the foregoing, we or any of our domestic wholly-owned subsidiaries may, without equally and ratably securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed 15% of our Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the creation or incurrence of the Lien.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our domestic wholly-owned subsidiaries to, enter into any arrangement with any Person providing for the leasing by us or any of our domestic wholly-owned subsidiaries of any Principal Property, whether now owned or hereafter acquired, that has been or is to be sold or transferred by us or such domestic wholly-owned subsidiary to such Person with the intention of taking back a lease of such Principal Property, a “sale and leaseback transaction,” unless:

•

we or such domestic wholly-owned subsidiary would be entitled, at the effective date of the sale or transfer, to incur Indebtedness secured by a Lien on the Principal Property to be leased in an amount equal to Attributable Debt with respect to the sale and leaseback transaction, without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above;

•

the net proceeds of the sale or transfer of the Principal Property to be leased are applied within 365 days of the effective date of the sale and leaseback transaction to the purchase, construction, development, expansion, improvement or acquisition of other property or to the repayment of any series of notes or any of our other Indebtedness (other than Indebtedness that is contractually subordinated to the notes) or any Indebtedness of one or more of our subsidiaries;

•

such sale and leaseback transaction was entered into prior to the closing date of the offering of the notes or any extension, renewal, refinancing, replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

•

such sale and leaseback transaction involves a lease for not more than three years (or which may be terminated by us or one of our domestic wholly-owned subsidiaries within a period of not more than three years); or

•	such sale and leaseback transaction with respect to any Principal Property was between only us and one of our subsidiaries or only between our subsidiaries.

Notwithstanding the foregoing, we or any of our domestic wholly-owned subsidiaries may enter into a sale and leaseback transaction, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, Aggregate Debt does not exceed 15% of our Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the sale and leaseback transaction.

Certain Definitions

Set forth below are certain definitions related to the covenants discussed above:

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of our and our domestic wholly-owned subsidiaries’ Indebtedness incurred after the closing date of the offering of the notes and secured by Liens incurred pursuant to the second paragraph under “—Limitation on Liens” above and (2) our and our domestic wholly-owned subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the closing date of the offering of the notes pursuant to the second paragraph under “—Certain Covenants—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, in connection with a sale and leaseback transaction, the lesser of: (1) the fair market value of the assets subject to such sale and leaseback transaction, as determined in good faith by our board of directors; and (2) the present value of the obligations of the lessee for net rental payments during the term of the related lease discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the Indenture and subject to limitations on sale and leaseback transaction covenants, compounded semi-annually in either case as determined by our principal accounting or financial officer.

“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets after deducting therefrom: (1) all current liabilities, except for notes and loans payable, current maturities of long-term debt, current portion of convertible securities, current portion of deferred revenue and obligations under capital leases; and (2) intangible assets to the extent included in the aggregate amount of assets, net of applicable reserves and any amortized amounts, all as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet). In addition, the term “Indebtedness” includes any guarantee by the specified Person of Indebtedness of any other Person, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (1) owned by us or any of our domestic wholly-owned subsidiaries located in the United States, including our principal corporate office, any manufacturing facility or plant or any portion thereof and (2) having a book value, as of the date of determination, in excess of 3% of our most recently calculated Consolidated Net Tangible Assets. Principal Property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

Book-Entry System

The certificates representing the notes of each series will be issued in the form of one or more fully registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities—Registered Global Securities” in the accompanying prospectus. In connection with any proposed exchange of a Global Note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the Indenture with respect to the notes of each series offered hereby. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business. Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Repurchase Event with respect to the notes has occurred. The trustee shall not be responsible for monitoring our rating status or making any request upon any Rating Agency.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or holders subject to special treatment under U.S. federal income tax laws (including brokers or dealers in securities or currencies, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, pension funds, insurance companies, government instrumentalities or agencies, traders or dealers in securities, persons who hold notes as part of a hedging, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain former U.S. citizens or long-term residents, non-U.S. trusts that have U.S. beneficiaries, retirement plans, individual retirement accounts or other tax deferred accounts, controlled foreign corporations, passive foreign investment companies, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, partnerships and other flow-through entities (including entities or other arrangements treated as partnerships or flow-through entities for U.S. federal income tax purposes)). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation (such as estate and gift tax laws) or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and holds the notes as capital assets.

This summary is based on the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service, or IRS, rulings and pronouncements and judicial decisions in effect as of the date of this offering supplement, which are subject to differing interpretations and could change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. We urge you to consult with your tax advisor about the U.S. federal income tax and other tax consequences of an investment in the notes.

If any entity treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

EACH PROSPECTIVE HOLDER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE NOTES BASED UPON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.

U.S. Holders

As used in this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of the Code).

Stated Interest

Stated interest on a note generally will be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount, and the difference is not less than a statutorily defined de minimis amount (as set forth in the Code), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Effect of Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, upon the occurrence of a “Change of Control Repurchase Event,” (as defined under “Description of the Notes—Change of Control Repurchase Event”) we will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. The obligation to make such payments may implicate the provisions of U.S. Treasury regulations relating to contingent payment debt instruments, or CPDIs. One or more contingencies will not cause the notes to be treated as CPDIs if, as of the issue date, each such contingency, individually and in the aggregate, is remote or incidental or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We believe and intend to take the position that the potential for additional payments on the notes should not cause the notes to be treated as CPDIs. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS takes a contrary position and such position is sustained, note holders could be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat all or a portion of any gain recognized on a sale or other taxable disposition of a note as ordinary income rather than capital gain. In the event a contingent payment is actually made, although it is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is paid in accordance with the holder’s regular method of tax accounting. Prospective holders of the notes should consult their tax advisors regarding the possible application of the CPDI rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of a Note

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such U.S. Holder. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. In general, for non-corporate taxpayers, long-term capital gains currently are taxed at a maximum federal rate of 20%. The deductibility of capital losses is subject to significant limitations. U.S. Holders should consult their tax advisor regarding the treatment of capital gains and losses.

Net Investment Income Tax

A U.S. Holder that is an individual, trust, or estate is subject to a surtax of 3.8% on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates or trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Among other items, “net investment income” generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective investors should consult their tax advisors concerning the possible implications of this net investment income tax in their particular circumstances.

Backup Withholding and Information Reporting

Payments of interest and principal on a note and the proceeds of the sale or other taxable disposition of a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax (currently at a rate of 24%) if the recipient of such payment fails to timely provide a U.S. taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise fails timely to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder’s U.S. federal income tax liability (if any), provided the required information is furnished timely to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding based upon their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust, and (ii) not a U.S. Holder.

Interest

Subject to the discussions below concerning backup withholding and FATCA (as defined below), no U.S. federal income or withholding tax generally will apply to a payment of interest on a note to a Non-U.S. Holder, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related, actually or constructively, to the Company (within the meaning of section 864(d)(4) of the Code);

•

such interest payments are not “effectively connected” with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such Non-U.S. Holder would generally be subject to tax as described below under the heading “—United States Trade or Business”);

•

either (A) such Non-U.S. Holder provides, among other things, its name and address, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or applicable successor form), under penalties of perjury, that it is not a United States person (within the meaning of the Code) or (B) a securities clearing organization or certain other financial institutions holding the note or otherwise acting on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such IRS Form has been received by it and furnishes us or our paying agent with a copy thereof; and

•	we or our paying agent do not have actual knowledge or reason to know that any of the information, certifications or statements in the IRS Form W-8 are incorrect.

If any of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Prospective Non-U.S. Holders should consult their tax advisors regarding these certification requirements and any alternative methods for satisfying the certification requirements described above.

Sale or Other Taxable Disposition of a Note

Subject to the discussions below of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the Non-U.S. Holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met. In addition, subject to the discussion below of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note. Any amounts attributable to accrued interest, however, will be treated as described above under “—Interest.”

United States Trade or Business

If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), then the Non-U.S. Holder will be exempt from the withholding tax (subject to the discussion of FATCA below), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain as if it were a “United States person” (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty. A Non-U.S. Holder may establish that interest or gain is effectively connected with a trade or business in the United States by timely delivering a properly executed IRS Form W-8ECI.

Backup Withholding and Information Reporting

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person (within the meaning of the Code) in order to avoid information reporting and backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other taxable disposition of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any), and may entitle such Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

In addition, we are required to annually report to the IRS and each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld, other than with respect to certain exempt recipients, including corporations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of notes.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, U.S. Treasury regulations promulgated thereunder and official IRS guidance commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on payments of interest in respect of the notes made to (a) foreign financial institutions (including investment funds and including in certain instances where such institutions are acting as intermediaries), unless they agree to collect and disclose to the IRS (or, if required under an intergovernmental agreement between the U.S. and an applicable foreign country, report such information to a local tax authority) information regarding their direct and indirect U.S. account holders; or (b) certain non-financial foreign entities unless such an entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” generally by providing an IRS Form W-8BEN-E (which we will in turn provide to the IRS), unless certain exemptions apply. Although withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of notes, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other official guidance, may modify these requirements.

Prospective holders of notes should consult their tax advisors regarding the relevant U.S. law and other official guidance regarding FATCA.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as underwriters, have agreed to purchase, and we have agreed to sell to the underwriters, the principal amount of the notes set forth opposite each underwriter’s name.

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2024 Notes	Principal Amount of 2028 Notes	Principal Amount of 2031 Notes
Morgan Stanley & Co. LLC	$375,000,000	$375,000,000	$375,000,000	$375,000,000
Goldman Sachs & Co. LLC	312,500,000	312,500,000	312,500,000	312,500,000
Citigroup Global Markets Inc.	312,500,000	312,500,000	312,500,000	312,500,000
HSBC Securities (USA) Inc.	50,000,000	50,000,000	50,000,000	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000	50,000,000	50,000,000	50,000,000
Wells Fargo Securities, LLC	50,000,000	50,000,000	50,000,000	50,000,000
Academy Securities, Inc.	50,000,000	50,000,000	50,000,000	50,000,000
Siebert Williams Shank & Co. LLC	50,000,000	50,000,000	50,000,000	50,000,000

Total	$1,250,000,000	$1,250,000,000	$1,250,000,000	$1,250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.030% of the principal amount of the 2023 notes, 0.040% of the principal amount of the 2024 notes, 0.090% of the principal amount of the 2028 notes and 0.105% of the principal amount of the 2031 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.015% of the principal amount of the 2023 notes, 0.020% of the principal amount of the 2024 notes, 0.045% of the principal amount of the 2028 notes and 0.050% of the principal amount of the 2031 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per 2023 Note	0.050%
Per 2024 Note	0.070%
Per 2028 Note	0.150%
Per 2031 Note	0.175%

We estimate that our total expenses for this offering, other than the underwriting discounts, will be approximately $8.7 million. The underwriters have agreed to reimburse us for up to $0.8 million of our out-of-pocket expenses in connection with this offering.

The notes are new issues of securities with no established trading markets. The underwriters have informed us that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

Any of these activities, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as underwriters, act as lenders under our credit agreement and would receive customary fees related thereto. Additionally, Wells Fargo Securities, LLC is an affiliate of the trustee for the notes offered hereby. The underwriters and their affiliates also routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Prohibition on Sales to European Economic Area and UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been, and neither will be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA—The notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Cooley LLP, Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California. As of the date of this prospectus supplement, a partner of Cooley LLP beneficially owns an aggregate of 17,636 shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede the information in this prospectus supplement and any information that was previously incorporated.

We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering (excluding any information furnished and not filed pursuant to Items 2.02 or 7.01 and any related Item 9.01 on any Current Report on Form 8-K):

•

our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, including the portions of the Definitive Proxy Statement on Schedule 14A filed on April 23, 2021 that are incorporated by reference into Part III of such Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended May 2, 2021; and

•	our Current Reports on Form 8-K filed on March 19, 2021, May 21, 2021 and June 7, 2021.

You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC’s web site at http://www.sec.gov. We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits which are not specifically incorporated by reference into such documents. Requests should be directed to our Investor Relations department at NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051. Our telephone number is (408) 486-2000.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

Prospectus

NVIDIA CORPORATION

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing preferred stock, (4) debt securities, which may be senior debt securities or subordinated debt securities, (5) warrants, (6) stock purchase contracts or (7) stock purchase units.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NVDA.” On March 25, 2020, the last reported sale price of our common stock was $245.62 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 26, 2020 contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 26, 2020.

i

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “NVIDIA,” “the company,” “we,” “our,” “us” or similar terms refer to NVIDIA Corporation, together with its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

We have not authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read on the Internet at the SEC’s website http://www.sec.gov.

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended January 26, 2020;

•	Current Report on Form 8-K filed on March 10, 2020; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 12, 1999, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at investor.nvidia.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.nvidia.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

NVIDIA CORPORATION

We pioneered accelerated computing to help solve the most challenging computational problems. Starting with a focus on PC graphics, we extended our focus in recent years to the revolutionary field of artificial intelligence (“AI”). Fueled by the sustained demand for exceptional 3D graphics and the scale of the gaming market, we leveraged our GPU architecture to create platforms for virtual reality, high performance computing, and AI.

Our principal executive offices are located at 2788 San Tomas Expressway, Santa Clara, California 95051, and our telephone number is (408) 486-2000.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, among other things, repayment of indebtedness.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law is a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $0.001 par value, and 2,000,000 shares of preferred stock, $0.001 par value. As of January 26, 2020, there were 612,485,576 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.

The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Certificate of Incorporation

Stockholders have no cumulative voting rights.

Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing and that the stockholders may amend our bylaws or adopt new bylaws only by the affirmative vote of 66 2/3% of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, our Chief Executive Officer or a resolution adopted by a majority of the total number of authorized directors. These provisions may have the effect of delaying, deferring or preventing a change in control.

The lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an “interested stockholder,” unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by the DGCL and any other applicable law. We are also empowered under our bylaws to indemnify other officers, employees and other agents as set forth in the DGCL or any other applicable law and to enter into indemnification contracts with our directors and executive officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (1) breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) violating Section 174 of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock. Computershare’s address is 150 Royall Street, Canton, Massachusetts 02021.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NVDA”.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of September 16, 2016, between us and Wells Fargo Bank, National Association, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to NVIDIA Corporation and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	any limit on the aggregate principal amount of debt securities of such series;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.

Junior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease our properties and assets substantially as an entirety to, any person, and we shall not permit any other person to consolidate with or merge into us, unless (a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our properties and assets substantially as an entirety are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our properties and assets substantially as an entirety.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:

•

failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modifications of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by another person of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

•

cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee in Minneapolis, Minnesota.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents or dealers; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the Nasdaq Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Cooley LLP, Palo Alto, California. As of the date of this prospectus, a partner of Cooley LLP beneficially owns an aggregate of 17,598 shares of our common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 26, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$5,000,000,000

NVIDIA Corporation

$1,250,000,000 0.309% Notes due 2023

$1,250,000,000 0.584% Notes due 2024

$1,250,000,000 1.550% Notes due 2028

$1,250,000,000 2.000% Notes due 2031

Prospectus Supplement

Joint Book Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC	Citigroup

Co-Managers

HSBC	US Bancorp	Wells Fargo Securities

Academy Securities	Siebert Williams Shank

June 14, 2021